UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 17, 2024

Date of Report (Date of earliest event reported)

DELEK LOGISTICS PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35721	45-5379027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)

(615) 771-6701

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	DKL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Additional 8.625% Senior Notes Due 2029

On April 17, 2024, Delek Logistics Partners, LP, a Delaware limited partnership (the “Partnership”), and Delek Logistics Finance Corp., a Delaware corporation and a wholly owned subsidiary of the Partnership (“Finance Corp.” and together with the Partnership, the “Issuers”), issued an additional $200,000,000 in aggregate principal amount of their 8.625% senior notes due 2029 (the “Additional Notes”).

The Additional Notes were sold in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States pursuant to Regulation S under the Securities Act.

The Partnership intends to use the net proceeds from the offering of the Additional Notes to repay a portion of the outstanding borrowings under its revolving credit facility.

First Supplemental Indenture

The Additional Notes were issued pursuant to the first supplemental indenture, dated as of April 17, 2024 (the “First Supplemental Indenture”), among the Issuers, the Partnership’s existing subsidiaries (other than Finance Corp., the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The First Supplemental Indenture supplements the indenture, dated as of March 13, 2024, among the Issuers, the Guarantors and the Trustee (the “Base Indenture” and together with the First Supplemental Indenture, the “Indenture”).

The Additional Notes and the $650,000,000 in aggregate principal amount of the Issuers’ 8.625% senior notes due 2029 (the “Existing Notes” and, together with the Additional Notes, the “Notes”), which were issued under the Base Indenture on March 13, 2024, rank pari passu in right of payment and constitute a single class of securities for all purposes under the Indenture including, without limitation, waivers, amendments, redemptions and offers to purchase. The Additional Notes have the same terms as (other than their issue date and offering price), and are expected to be fungible for trading purposes with, the Existing Notes. The Additional Notes have the same CUSIP numbers as the Existing Notes, except that the Additional Notes issued pursuant to Regulation S will trade separately under a different CUSIP number until at least 40 days after the issue date of the Additional Notes, subject to the terms of the Indenture and the applicable procedures of the depository.

Interest and Maturity

The Notes will mature on March 15, 2029, and interest on the Notes is payable semi-annually in arrears on each March 15 and September 15, commencing September 15, 2024. Interest will be payable to holders of record on the March 1 and September 1 immediately preceding the related interest payment date, and will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

At any time prior to March 15, 2026, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 10 or more than 60 days’ notice, at a redemption price of 108.625% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more equity offerings by the Partnership, provided that:

•

at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Partnership and its subsidiaries); and

•	the redemption occurs within 180 days of the date of the closing of each such equity offering.

Prior to March 15, 2026, the Issuers may on one or more occasions redeem all or part of the Notes, upon not less than 10 or more than 60 days’ notice, at a redemption price equal to the sum of:

•	the principal amount thereof, plus

•	the Make Whole Premium (as defined in the Indenture) at the redemption date, plus

•

accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

On and after March 15, 2026, the Issuers may on one or more occasions redeem all or a part of the Notes, upon not less than 10 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

YEAR	PERCENTAGE
2026	104.313%
2027	102.156%
2028 and thereafter	100.000%

The Issuers may also redeem all (but not a portion of) the Notes under certain circumstances if 90% or more of the aggregate principal amount of the outstanding Notes are purchased in connection with a change of control or alternate offer.

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of Notes may require the Partnership to repurchase all or any part of that holder’s Notes for cash at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest on the Notes repurchased, to the date of settlement (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the settlement date).

Certain Covenants

The Indenture contains covenants that, among other things, limit the Partnership’s ability and the ability of its restricted subsidiaries to: (i) incur, assume or guarantee additional indebtedness or issue certain convertible or redeemable equity securities; (ii) create liens to secure indebtedness; (iii) pay distributions on equity interests, repurchase equity securities or redeem subordinated securities; (iv) make investments; (v) restrict distributions, loans or other asset transfers from the Partnership’s restricted subsidiaries; (vi) consolidate with or merge with or into, or sell substantially all of the Partnership’s properties to, another person; (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; and (viii) enter into transactions with affiliates.

Events of Default

Upon a continuing event of default, the trustee or the holders of 25% of the principal amount of the then outstanding Notes may declare all the Notes immediately due and payable, except that a default resulting from a bankruptcy or insolvency with respect to the Partnership or any restricted subsidiary of the Partnership that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership, will automatically cause all outstanding Notes to become due and payable immediately without further action or notice. Each of the following constitutes an event of default under the Indenture:

•	default for 30 days in the payment when due of interest on the Notes;

•	default in payment when due of the principal of, or premium, if any, on the Notes;

•

failure by the Partnership to comply with the covenant relating to consolidations, mergers or transfers of all or substantially all of the Partnership’s assets or failure by the Partnership to purchase Notes when required pursuant to the asset sale or change of control provisions of the Indenture;

•	failure by the Partnership for 180 days after notice to comply with its reporting obligations under the Indenture;

•

failure by the Partnership for 60 days after notice by the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other agreements in the Indenture;

•

default under any mortgage, indenture or instrument governing certain indebtedness for money borrowed or guaranteed by the Partnership or any of its restricted subsidiaries, if such default: (i) is caused by a failure to pay principal, interest or premium, if any, on said indebtedness within any applicable grace period; or (ii) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates at such time $50.0 million or more, subject to a cure or waiver provision;

•

failure by the Partnership or any of its restricted subsidiaries to pay final non-appealeable judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•

except as permitted by the Indenture, any guarantee is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee; and

•

certain events of bankruptcy or insolvency described in the Indenture with respect to the Partnership, or any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership.

The foregoing descriptions of the Indenture and the Additional Notes do not purport to be complete and are qualified in their entirety by reference to the full text of (i) the Base Indenture (including the form of Notes), a copy of which was filed as Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed on March 13, 2024 and is incorporated herein by reference, and (ii) the First Supplemental Indenture, a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Additional Notes and the Indenture is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of March 13, 2024, among the Partnership, Finance Corp., the Guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed on March 13, 2024).

4.2	First Supplemental Indenture, dated as of April 17, 2024, among the Partnership, Finance Corp., the Guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 8.625% Senior Note due 2029 (included as Exhibit A in Exhibit 4.1 and incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed on March 13, 2024).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2024	DELEK LOGISTICS PARTNERS, LP By: Delek Logistics GP, LLC its general partner

/s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)